UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2014

____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On December 29, 2014, WPCS International Incorporated (the “Company”) received a notification (the “Notification”) from the Nasdaq Listings Qualification Department (“Nasdaq”) indicating that the Company’s stockholders’ equity reported for its most recently completed fiscal quarter did not meet the minimum requirement of $2,500,000 for continued listing as set forth in Nasdaq’s Listing Rule 5550(b)(1). As reported in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2014 filed with the Securities and Exchange Commission on December 22, 2014, and amended by Amendment No. 1 on December 23, 2014, the Company’s stockholders’ equity was $396,635 as of October 31, 2014.

Under the applicable Nasdaq rules, the Company has 45 calendar days to submit a plan as to how the Company would seek to regain compliance with this requirement. The Company is currently preparing such a plan, and is considering all available options to regain compliance. If the Company’s plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notification, or June 29, 2015, to evidence compliance.There can be no assurance that any plan submitted by the Company will be accepted by Nasdaq or will be successful in maintaining the Company’s listing on the Nasdaq Capital Market for its common stock. Any such failure may impact the liquidity and market price of the Company’s common stock and the Company’s access to the capital markets.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: January 2, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer